Exhibit 8.1
LIST OF SUBSIDIARIES
•	Mindray (UK) Limited, incorporated in the United Kingdom
•	Mindray Research and Development Limited, incorporated in the British Virgin Islands
•	Mindray Global Limited, incorporated in the British Virgin Islands
•	Mindray Medical USA Corp., incorporated in the United States of America
•	Shenzhen Mindray Bio-Medical Electronics Co., Ltd., incorporated in the People’s Republic of China
•	Beijing Shen Mindray Medical Electronics Technology Research Institute Co., Ltd., incorporated in the People’s Republic of China
•	MR Holdings (HK) Limited, incorporated in Hong Kong
•	MR Investments (HK) Limited, incorporated in Hong Kong
•	PT Mindray Medical Indonesia, incorporated in Indonesia
•	Nanjing Mindray Bio-Medical Electronics Co. Ltd, incorporated in the People’s Republic of China
•	Mindray Medical Mexico S de R. L. De C. V., incorporated in Mexico
•	Mindray — Distribution and Commercialization of Medical Equipment Brazil Ltda., incorporated in Brazil
•	Mindray Medical Rus Limited, incorporated in Russia
•	Mindray Medical India Private Limited, incorporated in India
•	Mindray Investments Singapore Pte. Ltd., incorporated in Singapore
•	Mindray Medical Canada Limited, incorporated in Canada
•	Mindray Medical Netherlands B.V., incorporated in the Netherlands
•	Mindray DS USA, Inc., incorporated in Delaware
•	Mindray Medical France SARL, incorporated in France
•	Mindray Medical Germany GmbH, incorporated in Germany
•	Datascope International B.V. Netherlands Filial, incorporated in Sweden
•	Mindray Medical Italy S.r.l., incorporated in Italy
•	Mindray Medical Technology Istanbul Limited Liability Company, incorporated in Turkey
•	Mindray Medical Sweden AB, incorporated in Sweden
•	Mindray Medical Espana S.L., incorporated in Spain
•	Mindray Medical Columbia SAS, incorporated in Columbia
•	Mindray Medical Egypt Limited, incorporated in Egypt
•	Shenzhen Mindray Investment & Development Co., Ltd., incorporated in the People’s Republic of China

•	Mindray Medical Colombia S.A.S., incorporated in Colombia
•	Mindray Medical Egypt Limited, incorporated in Egypt
•	Shenzhen Mindray Investment & Development Co., Ltd., incorporated in the People’s Republic of China

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